UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2015

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 25, 2015, American Financial Group, Inc. (the "Company") announced that its Board of Directors had approved an increase in the Company's annual dividend rate from $1.00 per share to $1.12 per share.

On August 27, 2015, the Company delivered a notice to redeem $132 million, constituting the entire outstanding principal amount, of its 7% senior notes due 2050 (the "Notes"). The Notes were issued pursuant to the indenture, dated as of November 12, 1997 between the Company and U.S. Bank National Association, as trustee (the "Indenture").  Pursuant to the Indenture, the Company will redeem the Notes at a price equal to 100% of the outstanding aggregate principal amount of the Notes plus accrued and unpaid interest up to, but not including, the redemption date.

A copy of the press release announcing the dividend increase is attached as Exhibit 99.1.  A copy of the press release announcing the redemption and the notice of redemption is attached as Exhibit 99.2.  Exhibits 99.1 and 99.2 are incorporated by reference in this Current Report on Form 8-K.

Item 9.01                          Financial Statements and Exhibits
(d)            Exhibits.

99.1 99.2
Press release dated August 25, 2015

Press release dated August 28, 2015

These Exhibits are furnished pursuant to Item 8.01 and should not be deemed to be "filed" under the Securities Exchange Act of 1934.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: August 28, 2015	AMERICAN FINANCIAL GROUP, INC. By: /s/ Karl J. Grafe Karl J. Grafe Vice President